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                                                                    EXHIBIT 99.1

(PEFORMANCE FOOD GROUP LOGO)                            12500 West Creek Parkway
                                                              Richmond, VA 23238
                                                            Phone (804) 484-7700
                                                              FAX (804) 484-7701

                                  NEWS RELEASE
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FOR MORE INFORMATION:
                                                    INVESTOR CONTACT:
MEDIA CONTACT:                                      KEVIN COLLIER
CHERYL MOORE                                        DIRECTOR, INVESTOR RELATIONS
DIRECTOR, CORPORATE COMMUNICATIONS                  (804) 287-8109
(804) 484-6273


                      PERFORMANCE FOOD GROUP DELAYS REPORT
                            OF FOURTH QUARTER RESULTS

   o    COMPANY EXPECTS RESULTS TO BE WITHIN PREVIOUSLY ANNOUNCED EARNINGS RANGE
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RICHMOND, VA. (FEB. 14, 2005) - Performance Food Group (Nasdaq/NM:PFGC)
announced today that it has delayed the release date for its fourth quarter and year end results.

Completion of 2004 Audit

The Company recently received anonymous allegations questioning certain accounting practices at one of its Broadline operating subsidiaries. The Company's Audit Committee immediately began investigating these allegations and retained independent counsel, who also retained an independent accounting firm, to assist the Audit Committee in reviewing these allegations. Subsequently, the staff of the Securities and Exchange Commission informed the Company that it had opened an informal inquiry into these anonymous allegations, as well as an allegation that the Company's Broadline operating subsidiaries may have made improper intercompany transfers of inventory to avoid internally established reserve requirements for aged inventory. The Audit Committee has been conducting a thorough investigation into these allegations which is substantially complete, but some work remains to be done. In addition, KPMG LLP, the Company's independent auditor, has not yet had an opportunity to complete their work with respect to the Audit Committee's investigation and therefore, has not yet completed their work on the audit of the Company's 2004 year end results. The Company currently expects that this work will be completed in the near future and that the Company will make all of its required SEC filings on a timely basis.

Robert C. Sledd, Chairman and Chief Executive Officer of the Company said, "We anticipate releasing our fourth quarter and year end earnings in the near future, following completion of the Audit Committee's investigation and KPMG's audit work with respect to the results of the Audit Committee investigation. Based on the work to date performed by the Company's management in preparing the year end financial statements and the Audit Committee's investigation of the matters described, we


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believe that fourth quarter and year end earnings will be in our previously announced range."

Performance Food Group markets and distributes more than 64,000 national and private label food and food-related products to approximately 48,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. The Fresh Express(R) line is the industry leader and pioneer of fresh packaged salads. For more information on Performance Food Group, visit www.pfgc.com.

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions; the relatively low margins and economic sensitivity of the foodservice business; the Company's reliance on major customers; the level of demand for the company's fresh-cut products; the outcome of the Company's exploration of strategic alternatives for its fresh-cut business; the risk that the results of the Audit Committee's investigation could have an adverse effect on the Company or the market price for its securities; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company's ability to successfully develop, produce and market new products and management of the Company's planned growth, including the Company's ability to successfully manage the transition of its sales mix and related production costs, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.








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